Exhibit 23.2

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275
DALLAS, TEXAS 75230 - 5805
(972) 788-1110 Telefax 991-3160
E-Mail: forgarb@forgarb.com

July 10, 2010

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the use of the name Forrest A. Garb & Associates, Inc. and to the incorporation by reference of our report entitled “Estimated Reserves and Future Net Revenue as of April 1, 2010 Attributable to Interests Owned By Lucas Energy Inc. in Certain Properties Located in Texas (SEC Case)” and dated July 1, 2010, which appears in the annual report on Form 10-K of Lucas Energy, Inc. for the year ended March 31, 2010, in the Registration Statements of Lucas Energy, Inc. on Form S-3 (File No. 333 -164099), and Form S-8 (File No. 333-166257) relating to the Lucas Energy, Inc. 2010 Long Term Incentive Plan, and to any amendments to those Registration Statements.

/s/ William D. Harris III
William D. Harris III
Chief Executive Officer

/s/ Forrest A. Garb & Associates, Inc.
Forrest A. Garb & Associates, Inc.
Texas Registered Engineering Firm F-629
Dallas, Texas